EXHIBIT 2.3
Voyager Group Holdings, Inc.
c/o Thompson Street Capital Partners VI, L.P.
7676 Forsyth Blvd., Suite 2700
Saint Louis, Missouri 63105

November 24, 2021

VIA EMAIL AND COURIER SERVICES
Maravai Life Sciences, Inc.
10770 Wateridge Circle
Suite 200
San Diego, California 92121
Email: kurt.oreshack@maravai.com

    Re:     Extension of Period to Deliver the Closing Statement

Mr. Oreshack:
Reference is made to that certain Agreement and Plan of Merger, dated as of August 5, 2021, by and among Maravai Life Sciences, Inc. (“Seller”), Maravai LifeSciences Holdings, Inc., Maravai Intermediate Holdings, LLC, VYGR Merger Sub, Inc. and Voyager Group Holdings, Inc. (“Parent”), as amended by that certain Amendment No. 1 to the Merger Agreement, dated as of September 2, 2021 (the “Merger Agreement”), pursuant to which Parent, among other things, acquired via merger all of the issued and outstanding shares of Vector Laboratories, Inc., a California corporation. To the extent not otherwise defined herein, terms are used herein as defined in the Merger Agreement.

Parent hereby requests an extension of the date that the Closing Statement shall be delivered to Seller under the Merger Agreement by sixteen (16) calendar days.

On your behalf and on behalf of Seller, please sign and return a counterpart of this letter by no later than the close of business on Friday, November 26th, granting such an extension, and in furtherance of the foregoing, to hereby amend the Merger Agreement 1) to delete the phrase “ninety (90)” in the first sentence of Section 1.9(a) of the Merger Agreement and replace such phrase with “one hundred six (106)” and 2) to delete the phrase “thirty (30)” in the first sentence of Section 1.9(c) of the Merger Agreement and replace such phrase with “forty-five (45)”. Except as amended hereby, the Merger Agreement shall remain in full force and effect in accordance with its terms.

[Signature page follows.]

Very truly yours,
PARENT:

VOYAGER GROUP HOLDINGS, INC.

By:     /s/ Rick Clifton
Name:     Rick Clifton
Title:     Vice President

Acknowledged and Agreed
as of this 24th day of September 2021:

SELLER:

MARAVAI LIFE SCIENCES, INC.

/s/ Kevin Herde
Kevin Herde, Chief Financial Officer

cc:     Kirkland & Ellis LLP
        300 North LaSalle Street,
        Chicago, Illinois 60654
        Email: sanford.perl@kirkland.com, michael.weed@kirkland.com and daniel.guerin@kirkland.com
        Attention: Sanford E. Perl, P.C., Michael H. Weed, P.C. and Daniel A.
        Guerin, P.C.